UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 29, 2024
Date of Report (date of earliest event reported)
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ACV Auctions Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40256	47-2415221
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
640 ELLICOTT STREET #321
Buffalo, NY 14203
(Address of principal executive offices and zip code)
(800) 553-4070
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.001 per share	ACVA	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 29, 2024, ACV Auctions Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the three proposals set forth below. A more detailed description of each proposal is set forth in the Company’s proxy statement filed with the Securities and Exchange Commission on April 17, 2024.

Proposal 1 – Election of Directors

Kirsten Castillo, René F. Jones, and Brian Radecki were each elected to serve as a Class III director of the Company’s Board of Directors until the 2027 Annual Meeting of Stockholders and until his or her successor is duly elected or until his or her earlier resignation or removal. The voting results were as follows:

Nominee	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
Kirsten Castillo	226,772,962	0	62,278,817	11,603,689
René F. Jones	284,278,879	0	3,926,581	12,450,008
Brian Radecki	286,645,029	0	2,467,305	11,543,134

Proposal 2 – Approval of Executive Compensation

The stockholders approved, on a non-binding, advisory basis, the compensation of our named executive officers. The voting results were as follows:

Votes For	Votes Against	Votes Withheld	Broker Non-Votes
287,806,171	1,217,191	88,972	11,543,134

Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Ernst and Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The voting results were as follows:

Votes For	Votes Against	Votes Withheld	Broker Non-Votes
300,458,470	141,112	55,886	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACV AUCTIONS INC.

Date	June 3, 2024	By:	/s/ Leanne Fitzgerald
Leanne Fitzgerald
Chief Legal Officer